                                                                    EXHIBIT 11.1


                      COMPUTATION OF NET INCOME PER SHARE
                    (IN MILLIONS, EXCEPT SHARE INFORMATION)

                                      FOR THE YEAR ENDED                     FOR THE YEAR ENDED                FOR THE YEAR ENDED
                                       DECEMBER 31, 2000                      DECEMBER 31, 1999                 DECEMBER 31, 1998
                                    BASIC             DILUTED             BASIC              DILUTED          BASIC         DILUTED
 Income before
     extraordinary items       $     274.7        $      274.7        $     257.1       $      257.1     $     111.5     $     115.5
 Extraordinary items                    -                   -                   -                  -               -               -
 Net income                    $     274.7        $      274.7        $     257.1       $      257.1     $     115.5     $     115.5
                               ===========        ============        ===========       ============     ===========     ===========
 Weighted average shares:
  Common shares outstanding     65,176,499          65,176,499         66,922,844         66,922,844      66,947,135      66,947,135
  Exercise of stock options (1)          -             664.465                  -            820,308               -       1,076,240
  Exercise of warrants (2)               -                   -                  -                  -               -               -
 Common and equivalent
   shares outstanding           65,176,499          65,840,964         66,922,844         67,743,152      66,947,135      68,023,375
                               ===========        ============        ===========       ============     ===========     ===========

Per common and equivalent
   share:
 Income before extraordinary
   items                       $      4.21        $       4.17        $      3.84       $       3.80    $       1.73     $      1.70
Extraordinary items                      -                   -                  -                  -               -               -
Net income                     $      4.21        $       4.17        $      3.84       $       3.80    $       1.73     $      1.70
                               ===========        ============        ===========       ============     ===========     ===========

                                                      [Additional columns below]


[Continued from above table, first column(s) repeated]

                                       FOR THE YEAR ENDED                     FOR THE YEAR ENDED
                                        DECEMBER 31, 1997                      DECEMBER 31, 1996
                                    BASIC              DILUTED             BASIC            DILUTED
 Income before
     extraordinary items       $     208.2        $      208.2        $     151.9       $      151.9
 Extraordinary items                  (1.0)               (1.0)                 -                  -
 Net income                    $     207.2        $      207.2        $     151.9       $      151.9
                               ===========        ============        ===========       ============

 Weighted average shares:
  Common shares outstanding     66,304,770          66,304,770         60,485,696         60,485,696
  Exercise of stock options (1)          -           1,943,313                  -          3,275,938
  Exercise of warrants (2)               -                   -                  -                  -
 Common and equivalent shares
      outstanding               66,304,770          68,248,083         60,485,696         63,761,634
                               ===========        ============        ===========       ============

Per common and equivalent
   share:
 Income before
   extraordinary items         $      3.14        $       3.05        $      2.51       $       2.38
Extraordinary items                  (0.01)              (0.01)                 -                  -
Net income                     $      3.13        $       3.04        $      2.51       $       2.38
                               ===========        ============        ===========       ============

------------------

(1) Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.
(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.